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                                                                      Exhibit 18


                                   June 14, 1999



Energy Convergence Holding Company
c/o Dynegy Inc.
1000 Louisiana Street, Suite 5800
Houston, Texas  77002

Ladies and Gentlemen:

          Reference is made to the Agreement and Plan of Merger (the "Merger Agreement") dated as of the date hereof among Illinova Corporation, an Illinois corporation ("Illinova"), Energy Convergence Holding Company, an Illinois corporation ("Newco"), Dynegy Acquisition Company, a Delaware corporation, and a wholly owned subsidiary of Newco ("DAC"), Energy Convergence Acquisition Company, an Illinois corporation, and a wholly owned subsidiary of Newco ("IAC"), and Dynegy Inc., a Delaware corporation ("Dynegy"), pursuant to which DAC will be merged with and into Dynegy, and IAC will be merged with and into Illinova.

          Pursuant to the terms and conditions of the Merger Agreement, the undersigned hereby agrees that it will make or cause to be made an election pursuant to Section 4.1(d) of the Merger Agreement to receive Cash Election Shares (as defined in the Merger Agreement) and that upon consummation of the transactions contemplated thereby, each share of common stock, par value $.01 per share, of Dynegy owned by the undersigned as of the Effective Time (as defined in the Merger Agreement) will be converted into and exchangeable for cash and certain securities of Newco.

          The undersigned understands that it may be deemed to be an "affiliate" of Dynegy or Illinova for purposes of Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"). The undersigned is delivering this letter of undertaking and commitment pursuant to Section 8.17 of the Merger Agreement.

          With respect to such securities of Newco as may be received by the undersigned pursuant to the Merger Agreement (the "Shares"), the undersigned represents to and agrees with Newco that:

          A. The undersigned will not make any offer to sell or any sale or other disposition of all or any part of the Shares in violation of the Act or the rules and regulations thereunder, including Rule 145, and will hold all the Shares subject to all applicable provisions of the Act and the rules and regulations thereunder.

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Energy Convergence Holding Company
June 14, 1999
Page 2


          B. The undersigned has been advised that the offering, sale and delivery of the Shares to the undersigned pursuant to the Merger Agreement will be registered under the Act on a Registration Statement on Form S-4. The undersigned has also been advised, however, that, since the undersigned may be deemed an "affiliate" of Dynegy or Illinova, any public reoffering or resale by the undersigned of any of the Shares will, under current law, require either (i) the further registration under the Act of the Shares to be sold, (ii) compliance with Rule 145 promulgated under the Act (permitting limited sales under certain circumstances) or (iii) the availability of another exemption from registration under the Act.

          C. The undersigned also understands that, if Newco should deem it necessary to comply with the requirements of the Act, stop transfer instructions will be given to its transfer agents with respect to the Shares and that there will be placed on the certificates for the Shares, or any substitutions therefor, a legend stating in substance:

          "The securities represented by this certificate were issued in a transaction under Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), and may be sold, transferred or otherwise disposed of only upon receipt by the Corporation of an opinion of counsel acceptable to it that the securities are being sold in compliance with the limitations of Rule 145 or that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act."

          Execution of this letter shall not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of Dynegy or Illinova for purposes of Rule 145 under the Act or as a waiver of any rights the undersigned may have to any claim that the undersigned is not such an affiliate on or after the date of this letter.

                                        Very truly yours,


                                        /s/ Jack S. Mustoe

                                        Jack S. Mustoe,
                                        Senior Vice President, Legal
                                        & General Counsel